Exhibit 10.1

THIRD AMENDMENT
TO THE
INFUSYSTEM HOLDINGS, INC.
2021 EQUITY INCENTIVE PLAN

THIS THIRD AMENDMENT to the InfuSystem Holdings, Inc. 2021 Equity Incentive Plan (the "Plan") was adopted by the Board of Directors (the “Board”) on April 2, 2026 and approved by the stockholders of InfuSystem Holdings, Inc. (the “Company”) on May 11, 2026.

WHEREAS, the Company maintains the Plan to (i) attract and retain the types of employees, consultant and directors who will contribute to the Company’s long range success; (ii) provide incentives that align the interests of employees, consultant and directors with those of the stockholders of the Company; and (iii) promote the success of the Company’s business;

WHEREAS, pursuant to Section 17 of the Plan, the Board may amend the Plan subject to stockholder approval as required; and

WHEREAS, the Board desires to amend the Plan to increase the number of shares of the Company’s common stock available for the granting of awards under Section 5 of the Plan.

NOW, THEREFORE, the Board hereby amends the Plan, effective upon the date of stockholder approval, as follows:

1. Section 5.1 of the Plan is hereby deleted in its entirety and replaced with the following:

5.1. Total Share Reserve. Subject to adjustment in accordance with Section 15, no more than seven million (7,000,000) shares of Common Stock plus the number of shares of Common Stock underlying any award granted under the InfuSystem Holdings, Inc. 2014 Equity Plan that expires, terminates or is canceled or forfeited under the terms of the InfuSystem Holdings, Inc. 2014 Equity Plan shall be available for the grant of Awards under the Plan (the "Total Share Reserve"). Any shares of Common Stock granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one (1) share for every one (1) Option or Stock Appreciation Right awarded. Any shares of Common Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as two (2) shares of Common Stock for every one (1) share of Common Stock granted in connection with such Award. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

2. Except as otherwise provided in this Third Amendment, the provisions of the Plan remain in full force and effect and are hereby ratified and confirmed.